CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-166325 on Form S-8 of our report dated January 12, 2016 with respect to the audited consolidated financial statements of Arkanova Energy Corporation for the years ended September 30, 2015 and 2014.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
January 12, 2016